Exhibit 21.1
Subsidiaries of Thermon Group Holdings, Inc.

Name of Subsidiary	State or Other Jurisdiction of Incorporation or Organization
THERMON GROUP HOLDINGS, INC.	Delaware, United States
THERMON, INC.	Texas, United States
CCI THERMAL TECHNOLOGIES DELAWARE, INC.	Delaware, United States
FABBRICA APPARECCHIATURE TERMOELETTRICHE INDUSTRIALI – F.A.T.I. – S.r.l.	Italy
FLATWORK TECHNOLOGIES, LLC	Nevada, United States
GREENHEAT IP HOLDINGS, LLC	Utah, United States
WARMGUARD, LLC	Utah, United States
HEAT AUTHORITY, LLC	Utah, United States
THERMON AUSTRALIA PTY. LTD.	Australia
THERMON CANADA INC.	Alberta, Canada
THERMON CANADA SERVICES, INC.	Alberta, Canada
THERMON DEUTSCHLAND GMBH	Germany
THERMON EUROPE BV	Netherlands
THERMON JAPAN LIMITED	Japan
THERMON FRANCE SAS	France
THERMON HEAT TRACING & ENGINEERING (SHANGHAI) CO. LTD.	Republic of China
THERMON HEAT TRACING SERVICES - I, INC.	Texas, United States
THERMON HEATING SYSTEMS USA, INC.	Colorado, United States
THERMON HOLDING CORP.	Delaware, United States
THERMON INDIA PRIVATE LIMITED	Republic of India
THERMON KOREA, LTD	Republic of Korea
THERMON LATINOAMERICA, S. DE R.L. DE. C.V.	United States of Mexico
THERMON MIDDLE EAST HEATING SOLUTIONS - L.L.C.	United Arab Emirates
THERMON MIDDLE EAST WLL	Bahrain
THERMON (U.K.) LIMITED	United Kingdom
VAPOR POWER INTERNATIONAL, LLC	Delaware, United States
VPI PRECISION HOLDINGS, LLC	Delaware, United States